Exhibit 99.1

The Cheesecake Factory Opens in Naples, Florida

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--Feb. 16, 2005--The Cheesecake Factory Incorporated (Nasdaq:CAKE) announces the opening of its newest Cheesecake Factory(R) restaurant on February 15, 2005 at the Coastland Centre in Naples, Florida. The restaurant contains approximately 10,300 square feet and 290 seats.
    The Cheesecake Factory Incorporated operates 88 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.60. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors.
Additionally, the Company operates five upscale casual dining restaurants under the Grand Lux Cafe(R) name; one self-service, limited menu "express" foodservice operation under The Cheesecake
Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery
Cafe(R) name.

    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, 818-871-3000